                      AMENDMENT NO. 4 DATED MARCH 6, 2017
                TO THE PARTICIPATION AGREEMENT DATED MAY 1, 2005

THIS AMENDMENT, dated as of March 6, 2017, amends the Participation Agreement, dated the 1st day of May, 2005, as amended, by and among BRIGHTHOUSE LIFE INSURANCE COMPANY (fka MetLife Insurance Company USA, the "Company"), on behalf of itself and certain of its separate accounts identified in the Agreement; THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"); MORGAN STANLEY DISTRIBUTION, INC. (the "Distributor"); and MORGAN STANLEY INVESTMENT MANAGEMENT, INC. (the "Adviser") (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Company purchases shares of certain Portfolios on behalf of its Accounts to fund the Contracts, each as specified in Schedule A to the Agreement;

WHEREAS, on March 6, 2017, Company changed its name to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement to reflect the new name of the Company;

WHEREAS, the parties desire to amend the Agreement to update the addresses of all parties in Article XI of the Agreement; and

WHEREAS, the parties desire to revise the list of Accounts in Schedule A of the Agreement to reflect name changes resulting from Company's name change.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties agrees to amend the agreement as follows:

    1. Effective March 6, 2017, the defined term "Company" in the Agreement shall be thereafter deemed to refer to Brighthouse Life Insurance Company, on its own behalf and on behalf of each separate account set forth on Schedule A of the Agreement.

    2. The addresses of the parties provided in Article XI are amended to read as follows:

          If to the Fund, the Distributor and/or the Adviser:
          --------------------------------------------------
          Morgan Stanley Investment Management Inc.
          522 Fifth Ave., 5th Floor
          New York, NY 10036
          Attn.: Tara Farrelly, Vice President

          With a copy to:
          --------------
          Morgan Stanley Funds
          522 Fifth Ave., 4th Floor
          New York, NY 10036
          Attn.: Client Service Department

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          If to the Company:
          -----------------
          Brighthouse Life Insurance Company
          One Financial Center, 21st Floor
          Boston, MA 02111
          Attn: The Law Group

    3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the new Schedule A attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

The Agreement, as amended, constitutes the entire understanding and agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, whether written or oral, regarding such subject matter made prior to the date on which this Amendment has been executed and delivered by the parties.



                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.


                                            METLIFE INSURANCE COMPANY
                                            USA (TO BE RENAMED BRIGHTHOUSE
                                            LIFE INSURANCE COMPANY AS OF
                                            MARCH 6, 2017)
                                            (ON BEHALF ITSELF AND EACH ACCOUNT)

                                            By: /s/ Gregory E. Illson
                                                --------------------------------
                                            Name: Gregory E. Illson
                                            Title: Vice President

                                            MORGAN STANLEY DISTRIBUTION, INC.

                                            By: /s/ Jeffrey Corso
                                                --------------------------------
                                            Name: Jeffrey Corso
                                            Title: Executive Director

                                            UNIVERSAL INSTITUTIONAL FUNDS, INC.

                                            By: /s/ John H. Gernon
                                                --------------------------------
                                            Name: John H. Gernon
                                            Title: President & Principal
                                                   Executive Officer


                                            MORGAN STANLEY INVESTMENT
                                            MANAGEMENT, INC.

                                            By: /s/ Aiden Redmond
                                                --------------------------------
                                            Name: Aiden Redmond
                                            Title: Managing Director


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                                   SCHEDULE A

             REGISTERED SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
             -----------------------------------------------------

The Agreement shall apply to all registered Contracts issued and serviced by the Company that are funded by any of the following registered Separate Accounts:

                         NAME OF SEPARATE ACCOUNT AND
                     DATE ESTABLISHED BY BOARD OF DIRECTORS

                  REGISTERED ACCOUNT(S)                         DATE ESTABLISHED
Brighthouse Fund UL III for Variable Life Insurance                 01/15/99

Brighthouse Separate Account Eleven for Variable Annuities          11/14/02

Brighthouse Variable Annuity Account A                              05/29/80


            UNREGISTERED SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
            -------------------------------------------------------

The Agreement shall apply to all unregistered Contracts issued and serviced by the Company funded by any of the following unregistered Separate Accounts:

                         NAME OF SEPARATE ACCOUNT AND
                     DATE ESTABLISHED BY BOARD OF DIRECTORS

                  REGISTERED ACCOUNT(S)                         DATE ESTABLISHED
Brighthouse Separate Account CPPVL1                                 09/01/02